UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K


CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 3, 2002


AMC ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)


         DELAWARE	        1-8747            43-1304369
(State or other jurisdiction  (Commission         (IRS Employer
       of incorporation)       File Number)    Identification No.)




106 W. 14TH  STREET
P.O. Box 219615
Kansas City,  Missouri	                  64121-9615
(Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code (816) 221-4000


Item 5. Other Events.

Attached as Exhibit 99.1 and incorporated into this Item 5 by reference is a press release dated January 3, 2002, which was issued by AMC Entertainment Inc., announcing that it proposes to make a private offering of $150 million of Senior
Subordinated Notes.

Item 7. Financial Statement and Exhibits.

Exhibits:

99.1	January 3, 2002  Press Release


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


		AMC ENTERTAINMENT INC.



Date:	January 3, 2002

By:
/s/ Craig R. Ramsey
Craig R. Ramsey
Senior Vice President, Finance,
Chief Financial Officer and
Chief Accounting Officer